Exhibit 10.6

INTELLECTUAL PROPERTY LICENSE AGREEMENT

by and between

IRONWOOD PHARMACEUTICALS, INC.

and

CYCLERION THERAPEUTICS, INC.

Dated as of        , 2019

INTELLECTUAL PROPERTY LICENSE AGREEMENT

i

Section 6.10.	Governing Law	6

Section 6.11.	Severability	6

Section 6.12.	Interpretation	6

Section 6.13.	No Duplication	7

Section 6.14.	No Waiver	7

ii

INTELLECTUAL PROPERTY LICENSE AGREEMENT

This INTELLECTUAL PROPERTY LICENSE AGREEMENT (this “Agreement”) is made and effective as of       , 2019 (the “Effective Date”) by and between Cyclerion Therapeutics, Inc.  (“Cyclerion”), a Massachusetts corporation, and Ironwood Pharmaceuticals, Inc.  (“Ironwood”), a Delaware corporation (each of Cyclerion and Ironwood being a “Party,” and collectively, the “Parties”).

W I T N E S S E T H:

WHEREAS, in conjunction with a Separation Agreement (the “Separation Agreement”) between Ironwood and Cyclerion of even date hereof (the “Transaction”), Cyclerion desires to obtain a license under certain intellectual property and technology of Ironwood for use in connection with the Cyclerion Field (as defined below), and Ironwood desires to obtain a license under certain intellectual property and technology of Cyclerion for use in the Ironwood Field, and each Party is willing to grant a license to the other on the terms and conditions set forth below; and

NOW THEREFORE, in consideration of the mutual promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1.           General.  Any capitalized term not defined herein shall have the meaning ascribed to such term in the Separation Agreement.  The following terms, whether used in the singular or the plural, shall have the meanings designated to them under this Article unless otherwise specifically indicated.

(1)           “Agreement” has the meaning set forth in the Preamble.

(2)           “Controlled” means, with respect to any item of Know-How, that a Party owns or has a license to such item or right and has the ability to grant to the other Party a license or sublicense under such item or right as provided for in this Agreement without violating the terms of any agreement or other arrangement with any Third Party in existence, as applicable.

(3)           “Cyclerion” has the meaning set forth in the Preamble.

(4)           “Cyclerion Field” means the research and development of soluble guanylate cyclase stimulator products in any field.

(5)           “Cyclerion Shared Know-How” means Know-How acquired by Cyclerion in the Transaction to the extent related to products in the Ironwood Field.

(6)           “Effective Date” has the meaning set forth in the Preamble.

(7)           “Ironwood” has the meaning set forth in the Preamble.

(8)           “Ironwood Field” means all uses outside the Cyclerion Field.

(9)           “Ironwood Shared Know-How” means Know-How owned or Controlled by Ironwood as of the Effective Date to the extent related to the Cyclerion Field, after giving effect to the transfer to Cyclerion of the acquired Assets pursuant to the Separation Agreement.

(10)         “Know-How” means trade secrets, and all other confidential or proprietary information, know-how, clinical data, non-clinical data, pre-clinical data, in-vitro data, inventions, processes, formulae and methodologies, excluding Patents.

(11)         “Party” or “Parties” has the meaning set forth in the Preamble.

(12)         “Patents” means patents and patent applications, design patents and applications, utility models, and any and all related national or international counterparts thereto, including any provisionals, divisionals, continuations, continuations-in-part, reissues, reexaminations, substitutions and extensions thereof (including supplementary protection certificates).

(13)         “Term” has the meaning set forth in Section 3.1.

(14)         “Third Party” means any Person other than Cyclerion, Ironwood and their respective Affiliates.

(15)         “Trademarks” means any trademarks, trade dress, service marks, certification marks, logos, slogans, design rights, names, corporate names, trade names, Internet domain names, social media accounts and addresses and other similar designations of source or origin, and any applications or registrations for the foregoing, together with the goodwill symbolized by any of the foregoing.

ARTICLE II

LICENSE RIGHTS AND LIMITATIONS, RESTRICTIONS AND OWNERSHIP

Section 2.1.           Non-Exclusive License to Ironwood of Cyclerion Shared Know-How.  Subject to the terms and conditions of this Agreement, Cyclerion hereby grants to Ironwood a perpetual, worldwide, non-exclusive, royalty-free, fully paid-up license in and to the Cyclerion Shared Know-How for any use in the Ironwood Field.

Section 2.2.           Non-Exclusive License to Cyclerion of Ironwood Shared Know-How.  Subject to the terms and conditions of this Agreement, Ironwood hereby grants to Cyclerion a perpetual, worldwide, non-exclusive, royalty-free, fully paid-up license in and to the Ironwood Shared Know-How for any use in the Cyclerion Field.

Section 2.3.           Sublicensing.  A Party may sublicense some or all of its rights in this Article II to a Third Party, provided that such Party and Third Party enter into a written binding contract wherein such Third Party agrees to abide by the terms and conditions of this Agreement.

Section 2.4.           Performance.  It is understood and agreed that any Party may cause any of its Subsidiaries to perform any or all of its obligations hereunder, and may designate any of its Subsidiaries to receive any of its entitlements hereunder.

Section 2.5.           No Implied Licenses.  Neither Party grants (or agrees to grant) to the other Party any right or license in or to use any of its Intellectual Property, Know-How or other proprietary information, materials or technology, or to practice any of its Patents or Trademarks, or trade dress rights, except as expressly set forth in this Agreement.

Section 2.6.           Intellectual Property Ownership.  Except as expressly set forth herein, as between the Parties, each Party is and shall remain the owner of all Intellectual Property that it owns or controls as of the Effective Date or that it develops or acquires thereafter.

ARTICLE III

TERM AND TERMINATION

Section 3.1.           Term.  The term of this Agreement shall commence on the Effective Date and continue in full force and effect unless terminated in accordance with Section 3.2 (the “Term”).

Section 3.2.           Termination.

(a)           Mutual Agreement.  This Agreement may be terminated in its entirety at any time upon mutual written agreement between the Parties.

(b)           Material Breach.  Except as provided below, neither Party may terminate this Agreement absent mutual consent to such termination even if the other Party is in material default or breach of this Agreement.  A Party’s sole remedies in relation to a default or breach shall be to sue for damages or equitable relief or both.

Section 3.3.           Consequences of Termination.

(a)           Licenses.  Upon the termination of this Agreement, all rights and licenses granted hereunder shall immediately terminate.

(b)           Technology Transfer.  Upon termination of any rights or licenses granted hereunder in accordance with this Article III, such termination shall allow each Party a 60 day transition period to cease all use of such rights and licenses.

(c)           Remedies.  Termination of this Agreement in accordance with and fulfillment of all obligations set forth in this Article III shall not affect any other rights or remedies that may be available to a Party in law or equity, all remedies being cumulative and not exclusive.

ARTICLE IV

PRESERVATION OF RECORDS; ACCESS TO INFORMATION; CONFIDENTIALITY; PRIVILEGE

Section 4.1.           Confidentiality.  The provisions of Section 7.6 of the Separation Agreement shall apply to disclosures of information made pursuant to this Agreement mutatis mutandis.

ARTICLE V

DISPUTE RESOLUTION

Section 5.1.           Negotiation.  A Party seeking resolution of a controversy, dispute or action arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to, this Agreement or the transactions contemplated hereby or thereby, including any action based on contract, tort, statute or constitution (collectively, “Disputes”) shall provide written notice of such Dispute to the other Party, specifying the terms of such Dispute in reasonable detail (“Dispute Notice”).  The appropriate executives of the Parties who have authority to settle the Dispute (or such other individuals designated by the respective executives) shall attempt to resolve the Dispute through good faith negotiation for a reasonable period of time; provided that such reasonable period shall not, unless otherwise agreed by the Parties in writing, exceed 15 days from the time of receipt by a Party of the Dispute Notice.  If the Dispute has not been resolved within 15 days after receipt of the Dispute Notice, the respective Chief Executive Officers or their respective designees (with full settlement authority) of Ironwood and Cyclerion shall meet in person (or where necessary, by phone) at a mutually acceptable time and, if applicable, place, and thereafter as often as they reasonably deem necessary, to attempt in good faith to resolve the Dispute.  Any contractual time period or deadline under this Agreement to which such Dispute relates occurring after the Dispute Notice is received shall not be deemed to have passed until such Dispute has been resolved pursuant to this Article V.

Section 5.2.           Arbitration.  Any Dispute that is not resolved pursuant to Section 5.1 within 30 days after receipt of a Dispute Notice shall be resolved by final and binding arbitration pursuant to the procedures set forth in Section 8.2 of the Separation Agreement.

Section 5.3.           Continuity of Service and Performance.  Unless otherwise agreed in writing, the Parties shall continue to provide service and honor all other commitments under this Agreement during the course of a Dispute with respect to all matters not subject to such Dispute.

ARTICLE VI

MISCELLANEOUS

Section 6.1.           Complete Agreement; Construction.  This Agreement, together with the Separation Agreement and the other Ancillary Agreements, shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments, course of dealings and writings with respect to such subject matter.

In the event and to the extent that there shall be a conflict between the provisions of the Separation Agreement and the provisions of this Agreement, this Agreement shall control.

Section 6.2.           Transaction Agreements.  Except as expressly set forth herein, this Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the other Transaction Agreements.

Section 6.3.           Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to each of the Parties.

Section 6.4.           Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in English, shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 6.4):

To Ironwood:

Ironwood Pharmaceuticals, Inc.
301 Binney Street
Cambridge, MA 02142

United States
Attn: General Counsel

Phone:  617-621-7722

Fax:  617-588-0623

To Cyclerion:

Cyclerion Therapeutics, Inc.
301 Binney Street

Cambridge, MA 02142
Attn: Chief Financial Officer

Phone:
Fax:

Section 6.5.           Waivers.  The delay or failure of either Party to exercise or enforce any of its rights under this Agreement will not constitute, or be deemed to be, a waiver of those rights, nor will any single or partial exercise of any such rights preclude any other or further exercise thereof or the exercise of any other right.  No waiver of any provision of this Agreement will be effective unless it is in writing and signed by the Party against which it is being enforced.

Section 6.6.           Assignment.  No Party may assign any rights or delegate any obligations arising under this Agreement, in whole or in part, directly or indirectly, without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed), and any attempt to so assign any rights or delegate any obligations arising under this Agreement without such consent shall be void.  Notwithstanding the foregoing, no such consent shall be required for any such assignment or delegation (i) with respect to Ironwood, to an Affiliate of Ironwood, (ii) with respect to Cyclerion, to an Affiliate of Cyclerion or (iii) by either Party to a Third Party in connection with a merger, reorganization, consolidation or the sale of all or substantially all the assets of such Party so long as the resulting, surviving or transferee entity assumes all the obligations of the assigning Party by operation of Law or pursuant to an agreement in form and substance reasonably satisfactory to the non-assigning Party; provided, however, that in the case of each of the preceding clauses (i) and (ii), no assignment permitted by this Section 6.6 shall release the assigning Party from liability for the full performance of its obligations under this Agreement.

Section 6.7.           Successors and Assigns.  The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors (whether by merger, acquisition of assets or otherwise) and permitted assigns.

Section 6.8.           Third Party Beneficiaries.  This Agreement is solely for the benefit of the Parties and shall not be deemed to confer upon any Person other than the Parties any remedy, claim, liability, reimbursement, cause of Action or other right beyond any that exist without reference to this Agreement.

Section 6.9.           Titles and Headings.  Titles and headings to Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

Section 6.10.         Governing Law.  This Agreement will be governed by, construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., without reference to principles of conflicts of laws.

Section 6.11.         Severability.  In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.  The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 6.12.         Interpretation.  Interpretation of this Agreement shall be governed by the following rules of construction: (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to the terms “Section,” “paragraph,” “clause,” “Exhibit” and “Schedule” are references to the Sections, paragraphs, clauses, Exhibits and Schedules of this Agreement unless otherwise specified; (c) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement, including the Schedules and Exhibits hereto; (d) references to “$” shall mean U.S. dollars; (e) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation,” unless otherwise specified; (f) the word “or” shall not be exclusive; (g) references to “written” or “in writing”

include in electronic form; (h) provisions shall apply, when appropriate, to successive events and transactions; (i) the table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (j) Ironwood and Cyclerion have each participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or burdening either Party by virtue of the authorship of any of the provisions in this Agreement or any interim drafts of this Agreement; and (k) a reference to any Person includes such Person’s successors and permitted assigns.

Section 6.13.         No Duplication; No Double Recovery.  Nothing in this Agreement, the Separation Agreement or any other Ancillary Agreement is intended to confer to or impose upon any Party a duplicative right, entitlement, obligation or recovery with respect to any matter arising out of the same facts and circumstances.

Section 6.14.         No Waiver.  No failure to exercise and no delay in exercising, on the part of any Party, any right, remedy, power or privilege hereunder shall operate as a waiver hereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective duly authorized officers.

IRONWOOD PHARMACEUTICALS, INC.

By:
Name:
Title:

CYCLERION THERAPEUTICS, INC.

By:
Name:
Title:

[Signature Page to Intellectual Property License Agreement]